                                                                     EXHIBIT 4.7

                                                                       EXHIBIT A



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS TOGETHER WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED
UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.   ANY TRANSFEREE OF THIS
NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.


                      ASSET-BACKED EXCHANGEABLE TERM NOTE
                      -----------------------------------


Chicago, Illinois
June 29, 2001                                                        $12,000,000

     FOR VALUE RECEIVED, DVI, Inc., a Delaware corporation (the "Company"),
                                                                 -------
hereby promises to pay to the order of Deephaven/JE Matthew I, LLC, a Minnesota limited liability company, or registered assigns in accordance with Section 21 hereof ("Holder"), the principal amount of Twelve Million Dollars ($12,000,000),
         ------
on November 30, 2004 (the "Maturity Date"), and to pay interest on the unpaid
                           -------------
principal balance of this Note until payment in full of this Note as described in Section 2 hereof, at the rate of 9.5% per annum from the date hereof (the

"Issuance Date") until the unpaid principal balance of this Note becomes due and
 -------------
payable, whether at maturity or upon acceleration or by exchange or redemption in accordance with the terms hereof, provided that (i)(x) any amount of this
                                     -------- ----
Note which is not paid when due or (y) any Exchange Amount subject to a Mandatory Redemption Event arising under any of Section 4(a)(i), (ii), (iii),
(iv) or (vii), in each case shall bear interest until such amount is paid in full at the rate of 15% per annum (or such higher applicable rate as provided herein), (ii) during the existence of a Mandatory Redemption Event arising under either of Section 4(a)(v) or (vi), all of the unpaid principal balance of this Note shall bear interest at the rate of 13% per annum (or such higher applicable rate as provided herein) during the first 30 days of any such Mandatory Redemption Event, 15% per annum during the second 30 days of any such Mandatory Redemption Event and thereafter 18% per annum during the existence of any such Mandatory Redemption Event (each such rate being a "Default Rate") (the amount
                                                    ------------
of such interest payment paid at the applicable Default Rate is sometimes referred to in this Note as "Default Interest"). Interest on this Note shall be
                             ----------------
computed on the basis of a 360-day year and actual number of days elapsed.

1.   Defined Terms.

     Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement (defined below). For purposes of this Note, the following terms shall have the following meanings:

               (i)       "Acquiring Entity" is defined in Section 6(a).
                          ----------------

               (ii)      "Approved Company Plan" shall mean any employee benefit
                          ---------------------
     plan of the Company which has been approved by the Board of Directors of the Company, pursuant to which any equity or other securities may be issued to any employee, officer, director or consultant for services provided to the Company.

               (iii)     "Broker" is defined in Section 2(e)(ii).
                          ------

               (iv)      "Business Day" shall mean any day other than a
                          ------------
     Saturday, Sunday or a day on which commercial banks in the City of Chicago, Illinois or the Commonwealth of Pennsylvania are authorized or required by law or executive order to remain closed.

               (v)       "Common Stock" shall mean (i) shares of the Company's
                          ------------
     common stock, par value $.005 per share, as constituted on the date hereof, and (ii) any stock into which such Common Stock shall have been converted or exchanged or any stock resulting from any reclassification of such Common Stock.

               (vi)      "Company" is defined in the first paragraph hereof.
                          -------

               (vii)     "Deephaven Brokerage Amount" is defined in Section
                          --------------------------
     2(e)(iii).

               (viii)    "Default Interest" is defined in the first paragraph
                          ----------------
     hereof.

               (ix)      "Default Rate" is defined in the first paragraph
                          ------------
     hereof.

               (x)       "DTC" is defined in Section 2(e)(ii).
                          ---

               (xi)      "Due Date" is defined in Section 2(a).
                          --------

               (xii)     "Event of Default" is defined in Section 10(a).
                          ----------------

               (xiii)    "Exchange Amount" means (i) that portion of the Monthly
                          ---------------
     Payment Amount not redeemed or deferred, or (ii) in the case of a Special Event, the unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, and in each case, interest and Default Interest, if any, until paid in cash or exchanged for Common Stock.

               (xiv)     "Exchange Date" is defined in Section 2(e)(i).
                          -------------

               (xv)      "Exchange Failure" is defined in Section 2(e)(v)(A).
                          ----------------

               (xvi)     "Exchange Notice" is defined in Section 2(e)(i).
                          ---------------

               (xvii)    "Exchange Price" means, as of any Exchange Date or
                          --------------
     other date of determination and subject to adjustment as provided herein, the average of the three lowest daily trading prices of the Common Stock (as reported by Bloomberg) for the 15 consecutive trading days ending on the trading day immediately preceding the date of submission of an Exchange Notice by the Holder.

               (xviii)   "Exchange Rights" shall mean rights to exchange the
                          ---------------
     applicable Exchange Amount at any time into fully paid and nonassessable shares of Common Stock at the Exchange Price then in effect, which rights shall be cumulative. The Exchange Rights may be exercised in whole or in part.

               (xix)     "Exchange Shares" means the number of shares of Common
                          ---------------
     Stock issuable upon exercise of Exchange Rights pursuant to Section 2(c) determined according to the following formula:

                    Exchange Shares  = Exchange Amount/Exchange Price

               (xx)      "Exchangeable Securities" shall mean evidences of
                          -----------------------
     indebtedness, shares (including, without limitation, Preferred Shares) of stock or other securities which are exchangeable into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

               (xxi)     "Holder" is defined in the first paragraph.
                          ------

               (xxii)    "Issuance Date" is defined in the first paragraph
                          -------------
     hereof.

               (xxiii)   "Mandatory Redemption Event" is defined in
                          --------------------------
     Section 4(a).

               (xxiv)    "Maturity Date" is defined in the first paragraph
                          -------------
     hereof.

               (xxv)     "Monthly Payment Amount" is defined in Section 2(a).
                          ----------------------

               (xxvi)    "Notice Date" is the fifth trading day prior to each
                          -----------
     Due Date.

               (xxvii)   "Notice of Redemption" is defined in Section 4(c)(i).
                          --------------------

               (xxviii)  "Optional Monthly Redemption" shall mean, at the
                          ---------------------------
     Company's option, the Company's payment of the Monthly Payment Amount in cash, in whole or in part.

               (xxix)    "Optional Monthly Redemption Right" is defined in
                          ---------------------------------
     Section 4(b).

               (xxx)     "Organic Change" is defined in Section 6(a).
                          --------------

               (xxxi)    "Person" means a natural person, a partnership, a
                          ------
     corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or any department, agency or political subdivision thereof.

               (xxxii)   "Preferred Shares," as applied to any Person, shall
                          ----------------
     mean shares of such Person, which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

               (xxxiii)  "Principal Market" means the New York Stock Exchange,
                          ----------------
     or other national exchange or trading market on which the Common Stock is listed or included for trading.

               (xxxiv)   "Purchase Rights" is defined in Section 6(b).
                          ---------------

               (xxxv)    "Redemption Price" is defined in Section 4(e).
                          ----------------

               (xxxvi)   "Securities Purchase Agreement" means that certain
                          -----------------------------
     Securities Purchase Agreement dated as of the date hereof by and between the Company and the Holder.

               (xxxvii)  "Share Delivery Period" is defined in Section
                          ---------------------
     2(e)(v)(A).

               (xxxviii) "Special Event" is defined in Section 2(c)(ii).
                          -------------

               (xxxix)   "Special Event Trigger Price" means a price equal to
                          ---------------------------
     $30.00, subject to adjustment as provided herein.

               (xl)      "Stock Purchase Rights" shall mean any warrants,
                          ---------------------
     options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Exchangeable Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

               (xli)     "Transfer Agent" is defined in Section 2(e)(ii).
                          --------------

               (xlii)    "Void Optional Redemption Notice" is defined in Section
                          -------------------------------
     4(d).

               (xliii)   "Void Optional Redemption Option" is defined in Section
                          -------------------------------
     4(d).

               (xliv)    "Warrants" shall mean any warrant to purchase Common
                          --------
     Stock issued or to be issued to the Holder hereof under this Note or otherwise.

2.   Payments of Principal and Interest.

     Payments of principal and interest due under this Note shall be made as follows:

          (a) Subject to Section 2(c)(i) below, commencing on August 1, 2001 and on the first day of each month thereafter (each a "Due Date") installments of
                                                   --------
principal in the amount of $400,000, plus all accrued and unpaid interest until the outstanding principal balance of this Note is repaid in full, shall be due and payable (the "Monthly Payment Amount"); provided however, so long as no
                  ----------------------    -------- -------
Mandatory Redemption Event arising under Section 4(a)(iv) shall have occurred and is continuing, the Company may elect to defer (in whole and not in part) the payment of up to two Monthly Payment Amounts (which shall not have consecutive Due Dates). If the Company elects to defer the payment of a Monthly Payment Amount, then the Company shall notify the Holder on the applicable Notice Date that, in the case of the first such deferred Monthly Payment Amount, it shall be paid 30 days after all other regularly scheduled Monthly Payment Amounts are due and payable and in the case of the second such deferred Monthly Payment Amount, it shall be paid 60 days after all other regularly scheduled Monthly Payment Amounts are due and payable.

           (b) The unpaid principal balance of this Note if not sooner declared to be due and payable in accordance with the terms hereof, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

              All payments of principal and interest on this Note (to the extent such principal and/or interest is not exchanged for Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds as follows: American National Bank and Trust Company of Chicago, 120 South LaSalle Street, Chicago, IL 60603, ABA 071000770, FBO Deephaven/JE Matthew I, LLC, to such account as the Holder may from time to time designate by not less than five Business Days prior written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day.

          (c)        Monthly Payment Amount; Exchange Upon Special Event. The
                     ---------------------------------------------------
Company shall be obligated to pay to Holder the Monthly Payment Amount on the following terms and conditions:

                (i)  Monthly Payment Amount.  Subject to the provisions of
                     ----------------------
     Section 2(d), the existence of any Mandatory Redemption Event described in
     Section 4(a) or any Event of Default described in Section 10(a), the Company shall deliver to Holder on each Notice Date a notice in the form attached hereto as Exhibit A, stating whether the Company will defer payment or satisfy all or a portion of the Monthly Payment Amount through an Optional Monthly Redemption (if such notice is for an Optional Monthly Redemption, such notice shall also be a Notice of Redemption) or, so long as (i) the Company has duly authorized the issuance of Exchange Shares with respect thereto and (ii) the Exchange Shares issuable with respect thereto have been listed on the Principal Market (subject to official notice of issuance), Exchange Rights. If the Company elects to satisfy any portion of a Monthly Payment Amount through an Optional Monthly Redemption, then the Company shall pay to the Holder on such Due Date that portion of the Monthly Payment Amount that the Company elected to pay in cash. If the Company elects not to redeem in cash an entire Monthly Payment Amount through an Optional Monthly Redemption, the Exchange Amount (or portion thereof that is not redeemed by the Company in cash) applicable to such Due Date shall become Exchange Rights.

                (ii) Exchanges Upon Special Event.
                     ----------------------------

                     (A) In addition to all other rights of Holder contained herein, upon the occurrence of any Special Event (other than the Special Event arising under Section

     2(c)(ii)(1)), the Company shall elect by written notice to Holder, within three Business Days thereof, to (i) prepay the entire unpaid principal balance on the Note, together with accrued and unpaid interest thereon, in accordance with Section 5(a) or (ii) allow all of the unpaid principal balance of this Note, plus accrued and unpaid interest thereon, to become Exchange Rights. If the Company elects to so prepay the Note, such prepayment must be paid to the Holder within five Business Days of the occurrence of such Special Event. If the Company elects to allow Exchange Rights to be so issued with respect to the Note, such issuance will be deemed to have occurred on the third Business Day after the occurrence of such Special Event. In addition to all other rights of Holder contained herein, upon the occurrence of a Special Event arising under Section 2(c)(ii)(1), all of the unpaid principal balance of this Note, plus accrued and unpaid interest thereon, shall thereupon become Exchange Rights. In the event that any Exchange Rights are issued in connection with the occurrence of a Special Event, the Company shall cause the Exchange Shares issuable in connection therewith to be both duly authorized for issuance and listed on the Principal Market (subject to official notice of issuance) within three Business Days of the date of issuance of such Exchange Rights. A "Special
                                                                       -------
     Event" shall be deemed to have occurred at such time as any of the
     -----
     following events:

                    (1) subject to Section 2(c)(ii)(B), the closing price of the Common Stock is at or above the Special Event Trigger Price for a period of 10 consecutive trading days. In this instance only, the applicable Exchange Price shall be the Special Event Trigger Price;

                    (2) the date that is 20 Business Days prior to the consummation of a consolidation, merger or other business combination of the Company with or into another Person (other than solely pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                    (3) the date that is 20 Business Days prior to the consummation of a sale or transfer of 50% or more of the Company's assets on a consolidated basis; or

                    (4) a purchase, tender or exchange offer made to holders of more than 30% of the outstanding shares of Common Stock.

          The Company shall give notice of any Special Event to the Holder.

                    (B) Notwithstanding anything to the contrary contained in
          Section 2(c)(ii)(A), after the occurrence of a Special Event that was triggered by Section 2 (c)(ii)(A)(1), that portion of the Exchange Rights created by the occurrence of that Special Event that has not been converted into Common Stock as of the 30/th/ consecutive trading day on which the closing price of the Common Stock is below the Special Event Trigger Price on the Principal Market (as reported by Bloomberg) shall automatically cease to represent Exchange Rights and revert back to being the remaining unpaid principal balance of the Note, plus accrued and unpaid interest. From and after such date, the Company shall resume paying principal and interest pursuant to Section 2.

               (iii)    Fractional Shares.  The Company shall not issue any
                        -----------------
     fraction of a share of Common Stock upon any exercise of Exchange Rights. All shares of Common Stock (including fractions thereof) issuable upon any exercise of Exchange Rights shall be aggregated for purposes of determining whether the exercise would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock (up if greater or equal to .5 of a share or otherwise down to the nearest whole share).

               (iv)     Company's Buy Back Rights and Obligations.
                        -----------------------------------------

                    (A) Notwithstanding the provisions of Section 2(c)(i) above, if the Company has elected to satisfy a Monthly Payment Amount or any portion thereof with Exchange Rights, and the Holder has not exercised said Exchange Rights or a portion thereof then, (i) at any time 90 days after the Due Date giving rise to such Exchange Rights or (ii) during the continuance of a Mandatory Redemption Event, the Company may redeem, in cash, the unexercised portion of the Exchange Amount at a price equal to the sum of (1) 103% of the face value of the Exchange Amount then being redeemed plus (2) all accrued and unpaid interest then outstanding on the Note, if any; provided, however, that, with respect to any Exchange Amount existing as a result of a Special Event, the Company's right to redeem such Exchange Amount pursuant to the foregoing clause (ii) shall be subject to the written consent of the Holder. To redeem any Exchange Rights, the Company shall pay by wire transfer of immediately available funds to an account identified by Holder for such purpose the applicable amount required to redeem such Exchange Rights and notify Holder in writing of such payment.

                    (B) In addition to the rights set forth in Section 2(c)(iv)(A) above regarding unexercised Exchange Rights, any Exchange Rights which have not been exercised 270 days following the Due Date giving rise to such Exchange Rights must be redeemed in cash by the Company at a price equal to the applicable Exchange Amount plus all accrued and unpaid interest then outstanding on the Note, if any. Within ten Business Days of the 270th day following the Due Date giving rise to such Exchange Rights, the Company shall grant to the Holder a Warrant to purchase 3,000 shares of Common Stock for each Monthly Payment Amount being redeemed in cash (and pro rata for any lesser amount), at a price equal to the closing price of the Common Stock on the Principal Market (as reported by Bloomberg) on the 269/th/ day following the applicable Due Date. Delivery of such Warrants shall be made on or before the tenth day following the applicable 270/th/ day. Such Warrants will expire one year from their issuance.

        (d)    Limitation on Beneficial Ownership. So long as the Company's
               ----------------------------------
Common Stock is registered under the Securities Exchange Act of 1934, the Company shall not effect any issuance of Exchange Rights and the Holder shall not have the right to exercise any Exchange Rights to the extent that after giving effect to such issuance or exercise such Person (together with such Person's Affiliates) would beneficially own in excess of 9.99% of the outstanding shares of the Common Stock following such action. For purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. Each Exchange Notice shall constitute a representation by the Holder that, after giving effect to such Exchange Notice, the Holder will not beneficially own a number of shares of Common Stock in excess of 9.99% of the outstanding shares of Common Stock, as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release by the Company or other notice by the Company to the Holder setting forth the number of shares of Common Stock outstanding, but after giving effect to the exercise of Exchange Rights (including the exercise with respect to which this determination is being made) by the Holder since the date as of which such number of outstanding shares of Common Stock was disclosed. Notwithstanding the foregoing, upon an Event of Default or the occurrence of a Special Event, the Holder shall have the right to exercise Exchange Rights in its sole discretion and at such time or times as it deems appropriate.

          (e) Mechanics of Exercise.  The exercise of Exchange Rights shall be
              ---------------------
conducted in the following manner:

               (i)    The Holder's Delivery Requirements.  To convert Exchange
                      ----------------------------------
     Rights into shares of Common Stock on any date (an "Exchange Date"), the
                                                         -------------
     Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., eastern time on such date, a copy of an executed notice by the Holder of exercise in the form attached hereto as Exhibit B (an "Exchange Notice") to the Company.
          ---------------

               (ii)   Company's Response.  Upon receipt by the Company of a copy
                      ------------------
     of an Exchange Notice, the Company shall as soon as practicable, but in no event later than one Business Day after receipt of such Exchange Notice, sign such Exchange Notice and send, via facsimile, such Exchange Notice to the Holder and the transfer agent for the Common Stock ("Transfer Agent"),
                                                              --------------
     which shall constitute an instruction to the Transfer Agent to process such Exchange Notice in accordance with the terms of such Exchange Notice. Upon receipt by the Transfer Agent of such Exchange Notice, the Transfer Agent shall, no later than the second trading day following the date of the Company's receipt of the Exchange Notice, (A) issue and surrender to a common carrier for overnight delivery to the brokerage account from time to time designated by the Holder (the "Deephaven Brokerage Account") with the
                                         ---------------------------
     broker from time to time designated by the Holder (the "Broker"), a
                                                             ------
     certificate, registered in the name of Holder or its designee, for the number of shares of Common Stock to which Holder shall be entitled, or (B) in the event the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the
               ---
     request of Holder, credit such aggregate number of shares of Common Stock to which Holder shall be entitled to the Broker's balance account with DTC through its Deposit Withdrawal Agent Commission system to be further credited to the Deephaven Brokerage Account by the Broker.

               (iii)   Dispute Resolution.  In the case of a dispute as to the
                       ------------------
     determination of the Exchange Price or the arithmetic calculation of the Exchange Shares, the Company shall instruct the Transfer Agent to issue to Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one Business Day of receipt of the applicable Exchange Notice. If the Holder and the Company are unable to agree upon the determination of the Exchange Price or arithmetic calculation of the Exchange Shares within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one Business Day submit via facsimile (A) the disputed determination of the Exchange Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (B) the disputed arithmetic calculation of the Exchange Shares to the Company's independent, outside accountant, in each case at the Company's cost. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the third Business Day after the date it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

               (iv)   Record Holder.  The Person or Persons entitled to receive
                      -------------
     the shares of Common Stock issuable upon an exercise of Exchange Rights shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date.

               (v)    Company's Failure to Timely Convert.
                      -----------------------------------

                    (A)  Cash Damages.  If within five Business Days after the
                         ------------
     Holder's delivery of an Exchange Notice (subject to extension in accordance with Section 2(e)(iii) for a good faith dispute made in accordance with the terms of Section 2(e)(iii)) (the "Share Delivery Period"), the Transfer
                                       ---------------------
     Agent fails to issue a certificate to Broker or credit Broker's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the applicable Exchange Notice (an "Exchange
                                                                 --------
     Failure"), in addition to all other available remedies which the Holder may
     -------
     pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Article VIII thereof), the Company shall pay additional damages to the Holder for each day after the end of the Share Delivery Period until Broker receives a certificate or Broker's balance account with DTC is credited with the proper number of shares of Common Stock in an amount equal to 1.5% per month of the applicable Exchange Amount submitted for exchange by the Holder.

                    (B) Void Exchange Notice; Adjustment to Exchange Price.
                        --------------------------------------------------
     If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth Business Day after the expiration of the Share Delivery Period with respect to an Exchange Notice, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void such Exchange Notice, and retain or have returned, as the case may be, the Exchange Rights that have not been converted pursuant to the Holder's Exchange Notice; provided, that the voiding of the Exchange Notice shall not affect the obligations of the Company to make any payments which have accrued prior to the date of such notice pursuant to Section 2(e)(v)(A) or otherwise. Thereafter, the Exchange Price of the Exchange Rights returned by the Holder for failure to timely convert shall be adjusted to the lesser of (i) the Exchange Price as in effect on the date on which the Holder submitted the Exchange Notice, (ii) the lowest trade price for the Common Stock during the period beginning on the Exchange Date and ending on the date the Holder voided the applicable Exchange Notice or (iii) the Exchange Price in effect on the day such Exchange Rights are resubmitted for exchange.

               (vi)   Book-Entry.  Notwithstanding anything to the contrary set
                      ----------
     forth herein, the Holder shall not be required to physically surrender this Note to the Company unless the full Exchange Amount represented by this
     Note is being converted. The Holder and the Company shall maintain records showing the applicable Monthly Payment Amounts, the applicable Exchange Amounts, the applicable Exchange Rights, and all such conversions. In the event of any dispute or discrepancy, such records of Lender shall be controlling and determinative in the absence of manifest error.

          (f) Taxes.  The Company shall pay any and all transfer taxes (but not
              -----
income taxes) that may be payable with respect to the issuance and delivery of Exchange Rights, Warrants, or Common Stock issued and delivered pursuant to the Note.

3.   Anti-Dilution.

     The Special Event Trigger Price shall be subject to adjustment from time to time as set forth in this Section 3.

          (a) Issuance of Additional Common Stock.  If and whenever the Company
              -----------------------------------
shall issue or sell any shares of its Common Stock for a consideration per share less than the Special Event Trigger Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale, the Special Event Trigger Price shall be adjusted to that price equal to the fraction (i) the numerator of which shall be equal to (A) (x) the Special Event Trigger Price in effect immediately prior to such event multiplied by (y) the total number of outstanding shares of Common Stock immediately prior to such event plus (B) the consideration received by the Company upon such issuance or sale, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by the Holder) and exercises of Stock Purchase Rights (including any Warrants held by the Holder) provided that, no adjustment shall be made with
                                 -------- ----
respect to the issuance of shares of Common Stock issued (1) upon exchange or conversion of Exchangeable Securities outstanding on the date hereof, (2) in connection with the Common Stock or Exchangeable Securities issued under an Approved Company Plan, (3) pursuant to the exercise of Exchange Rights granted under the Note or upon exercise of a Warrant; or (4) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the specialty finance industry.

          (b) Stock Dividends, Subdivisions and Combinations.  If and whenever
              ----------------------------------------------
the Company subsequent to the date hereof:

               (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Exchangeable Securities or Stock Purchase Rights,

               (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Special Event Trigger Price shall be adjusted to that price determined by multiplying the Special Event Trigger Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by the Holder) and exercises of Stock Purchase Rights (including any Warrants held by the Holder).


          (c) Issuance of Exchangeable Securities or Stock Purchase Rights.  If
              ------------------------------------------------------------
and whenever the Company shall issue or sell any Exchangeable Securities or Stock Purchase Rights (other than the granting of Stock Purchase Rights to officers, employees, directors and consultants of the Company pursuant to the Approved Company Plan) under which a consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Exchangeable Securities, upon the subsequent exchange or exchange of such Exchangeable Securities) shall be less than the Special Event Trigger Price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale, the Special Event Trigger Price shall be adjusted as provided in Section 3(a); provided that, no adjustment shall be made with respect to the issuance of shares of Common Stock (1) upon exchange or conversion of Exchangeable Securities outstanding on the date hereof, (2) in connection with the exercise of Exchangeable Securities granted under the Approved Company Plan, or (3) pursuant to the exercise of Exchange Rights granted under the Note or upon exercise of a Warrant; or (4) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the specialty finance industry.

          (d) Readjustment of Exchange Price.  Upon (i) each change in the
              ------------------------------
purchase price payable for any Stock Purchase Rights or Exchangeable Securities referred to in Section 3(c), (ii) each change in the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the exchange or exchange of such Exchangeable Securities, (iii) each change in the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Exchangeable Securities are exchangeable into or exchangeable for shares of Common Stock or (iv) the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Exchangeable Securities not exercised, the Special Event Trigger Price in effect at the time of such event shall forthwith be readjusted to the Special Event Trigger Price which would have been in effect at such time had such Stock Purchase Rights or Exchangeable Securities not been issued or sold.

          (e) Reorganization, Reclassification or Recapitalization of the
              -----------------------------------------------------------
Company.  In the event that the Company effects (i) any reorganization or
-------
reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 3(b)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or event as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock of the Company, there shall thereafter be deliverable upon the exchange of this Note or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exchange of this Note or any portion thereof at the time would have been entitled upon such transaction or event.

          (f) Maximum Exchange Price.  At no time shall the Special Event
              ----------------------
Trigger Price exceed the Special Event Trigger Price set forth in Section 1 hereof, except as a result of an adjustment thereto pursuant to this Section 3.

          (g) Waiver.  In the event that the Holder consents in writing to
              ------
limit, or waive in its entirety, any anti-dilution adjustment to which it would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever with respect to this Note in excess of such limit or at all, as the terms of such consent may dictate.

          (h) Notice of Adjustments to Special Event Trigger Price.  As
              -----------------------------------------------------
promptly as practicable after the occurrence of any event requiring any adjustment under this Section 3 to the Special Event Trigger Price (or to the number or kind of securities or other property deliverable upon the exchange of this Note), the Company shall, at its expense, mail to the Holder a certificate of an officer of the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Special Event Trigger Price.

          (i) Anti-Dilution Provisions in Other Securities.  If the Company
              --------------------------------------------
issues any Stock Purchase Rights or Exchangeable Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Note, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Note and, to the extent inconsistent with any provision of this Note, shall be deemed to be substituted therefor.

4.  Redemption.

     This Note shall be subject to mandatory redemption, in cash, upon the occurrence of certain events and optional redemption at the option of the Company, each as discussed below.

          (a) Mandatory Redemption.  If a Mandatory Redemption Event occurs
              --------------------
under any of clauses (i), (ii), (iii), (iv) or (vii) below, the Company will accrue interest on the Exchange Amount at the applicable Default Rate for the entire month in which the Mandatory Redemption Event occurs, regardless of the duration of such event, and for any subsequent months (or portion thereof) into which a Mandatory Redemption Event continues to be uncured. If a Mandatory Redemption Event occurs under either of clauses (v) or (vi) below, the unpaid principal balance of this Note shall bear interest at the applicable Default Rate. If a Mandatory Redemption Event has occurred and has not been cured as of a Notice Date, the Company will be required to pay the Monthly Payment Amount for that month in cash on the applicable Due Date. A "Mandatory Redemption
                                                       --------------------
Event" shall mean any of the following:
-----

               (i) the failure of the Company to satisfy the minimum bid requirements of its Principal Market necessary to maintain the continued listing of the Common Stock, for 30 consecutive trading days, provided that such Mandatory Redemption Event shall be cured if
                -------- ----
          the Company subsequently satisfies the minimum bid requirements of its Principal Market for 15 consecutive trading days;

               (ii) the receipt by the Company of a notice from its Principal Market regarding the commencement of a de-listing proceeding, provided
                                                                        --------
          that such Mandatory Redemption Event shall be cured upon the receipt
          ----
          by the Company of an official notice from the Company's Principal Market stating that the Principal Market has ceased pursuit of delisting the Company;

               (iii) the suspension of the Common Stock from trading for three consecutive trading days or for a total of ten trading days out of the preceding 365 calendar days;

               (iv) if for any reason (A) sales or resales, as the case may be, of Exchange Shares or Warrant Shares cannot be made pursuant to the Registration Statement following the date any Exchange Rights or Warrants are issued (whether because of a failure to keep the Registration Statement effective, to provide that the latest available prospectus meets the requirements of Section 10 of the 1933 Act to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock, or otherwise) for three consecutive trading days or for a total of ten trading days out of the preceding 365 calendar days or (B) upon issuance of Exchange Rights, the Exchange Shares or Warrant Shares issuable upon exercise of such Exchange Rights are not listed on the Principal Market (subject to official notice of listing);

               (v) any breach under any of the Transaction Documents that does not give rise to an Event of Default hereunder (after giving effect to any applicable cure period);

               (vi) any default under any Material Debt (as defined in the Security Agreement) with respect to which the Company or any of its Subsidiaries has provided the applicable lender with notice of the existence thereof or with respect to which such lender has provided the Company or one of its Subsidiaries with notice of the existence thereof, that is not waived or cured; or

               (vii) if, without prior approval of the Company's stockholders, the issuance of any of the Shares would result in the issuance of more than 19.99% of the aggregate number of outstanding shares of the Common Stock.

          (b)  Optional Redemption.  On each Notice Date, the Company shall have
               -------------------
the option to notify the Holder of its intent to redeem in cash (the "Optional
                                                                      --------
Monthly Redemption Right") the Monthly Payment Amount for such month at a price
------------------------
equal to the Monthly Payment Amount, or portion thereof.   Such payment shall be
due and payable on the Due Date.

          (c)  Mechanics of Company Redemption.  Within one day after the
               -------------------------------
occurrence of a Mandatory Redemption Event, or on the Notice Date in the event the Company has elected to make an Optional Monthly Redemption, the Company shall deliver a written notice thereof via facsimile ("Notice of Redemption") to
                                                       --------------------
the Holder, which notice shall specify the type of redemption (and the nature of the Mandatory Redemption Event, if any). The Company shall pay the Monthly Payment Amount, or portion thereof, to the Holder in cash on or before the relevant Due Date by wire transfer delivered to the Holder as follows: American National Bank and Trust Company of Chicago, 120 South LaSalle Street, Chicago, IL 60603, ABA 071000770, FBO Deephaven/JE Matthew I, LLC, to such account or accounts as the Holder may designate in writing to the Company from time to time.

          (d)  Void Redemption.  In the event that the Company does not pay the
               ---------------
Monthly Payment Amount to the Holder on a timely basis as described in this
Section 4, in addition to any remedy otherwise available to the Holder hereunder or under the Securities Purchase Agreement, such unpaid amount shall bear interest at the applicable Default Rate until paid in full. In the event that the Company does not pay the Monthly Payment Amount, or applicable portion thereof, within the time period set forth in Section 4(c), at any time thereafter and until the Company pays such unpaid Monthly Payment Amount in full, the Holder shall have the option (the "Void Optional Redemption Option")
                                             -------------------------------
to, in lieu of redemption, require the Company to pay interest and Default Interest and to rescind the Notice of Redemption for that portion of the Monthly Payment Amount (together with any interest and Default Interest thereon) which has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt
                -------------------------------
of such Void Optional Redemption Notice, (i) the Notice of Redemption pursuant to an Optional Monthly Redemption Right shall be null and void with respect to that portion of the Monthly Payment Amount subject to the Void Optional Redemption Notice, (ii) the Company shall immediately rescind such Notice of Redemption, and (iii) the Exchange Price of that portion of the Monthly Payment Amount returned shall be adjusted to the lesser of (A) the Exchange Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company, (B) the lowest trade price for the Common Stock (as reported by Bloomberg) during the period beginning on the date on which the Notice of Redemption is delivered to the Holder and ending on the date on which the Void Optional Redemption Notice is delivered to the Company and (C) the Exchange Price in effect on the day that amount is resubmitted for exchange.

          (e)  Disputes; Miscellaneous.  In the event of a dispute as to the
               -----------------------
determination of the lowest trade price or the arithmetic calculation of the amount to be paid on redemption ("Redemption Price"), such dispute shall be
                                  ----------------
resolved pursuant to Section 2(e)(iii) above with the term "lowest trade price" being substituted for the term "Exchange Price" and the term "Redemption Price" being substituted for the term "Exchange Shares." The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 4 of less than all of the principal amount and interest of this Note, subject to Section 2(e)(vi), the Company shall promptly cause to be issued and delivered to the Holder a new Note representing the remaining unpaid principal amount which has not been redeemed.

5.  Application of Payments/Prepayment.

          (a) Upon the exercise by the Holder of its Exchange Rights or upon a redemption in cash, of all or a portion of a Monthly Payment Amount, the amounts received by the Holder shall be applied first to pay accrued interest on the Note through and including the date of the exercise of the Exchange Right or the redemption of a Monthly Payment Amount, as applicable, second to pay any penalties due the Holder from the Company and third to reduce the principal balance of the Note. At any time during the term of this Note (other than during the period when Exchange Rights arising from the occurrence of a Special Event under Section 2(c)(ii)(1) remain unexercised), the Company may prepay the Note, in whole or in part, at a price equal to (x) the outstanding principal balance on the Note being prepaid times (other than in the case of Section 5(b) below) 108% plus (y) accrued and unpaid interest on the Note. Any such principal prepaid shall be applied to the Monthly Payment Amount due under this
Note in the inverse order of their maturities.

          (b) If all or any part of the outstanding principal amount of the Purchase Price Note is not due and payable because an applicable Note Condition (as defined in the Purchase Price Note) has not been satisfied when required, then the outstanding principal amount of this Note shall be reduced by an amount equal to the then outstanding principal balance of the Purchase Price Note not so due and payable. Such reduction shall be applied to Monthly Payment Amounts due under this Note in the inverse order of their maturities.

          (c) If all or any part of the outstanding principal amount of the Purchase Price Note is due and payable and the payor of the Purchase Price Note has not made payments as required, then the outstanding principal amount of this Note shall be reduced by an amount equal to the then outstanding principal balance of the Purchase Price Note due and payable and not paid when required. Upon such reduction, the outstanding principal balance of the Purchase Price Note shall be deemed satisfied to the extent of the aforesaid reduction. Such reduction shall be applied to Monthly Payment Amounts due under this Note in the inverse order of their maturities.

6.   Other Rights of the Holder.

          (a)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all
              --------------
or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a
                                                       ----------------
written agreement (in form and substance satisfactory to the Holder) to deliver to the Holder in exchange for this Note, a note of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and satisfactory to the Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of Exchange Rights pursuant to this Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of Exchange Rights pursuant to this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of this Note). Notwithstanding anything set forth in this subsection (a) to the contrary, in the event of an Organic Change in which the Acquiring Company is not a publicly held entity which trades on the Principal Market or other national exchange or trading market, the Company shall prepay this Note and all obligations due and outstanding thereunder in accordance with the prepayment price set forth in Section 5 above.

          (b)  Purchase Rights.  If at any time the Company grants, issues or
               ---------------
sells any options, Exchangeable Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock generally (the "Purchase Rights"), then the Holder will be
                                      ---------------
entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exchange of the Note (without taking into account any limitations or restrictions on the convertibility of the Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

7.   Reservation of Shares.

     The Company shall, so long as any principal amount of the Note, any Exchange Rights or any Warrants are outstanding, reserve and keep available out of its authorized and unissued Common Stock, such amount of shares of Common Stock required by Section 4.6 of the Securities Purchase Agreement.

8.   Voting Rights.

     The Holder shall have no voting rights as a stockholder, except (a) as required by law, (b) as expressly provided in this Note or (c) to the extent the Holder holds voting securities of the Company.

9.   Restriction on Redemption and Cash Dividends.

     Until all of the outstanding principal amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock or Preferred Stock without the prior express written consent of the Holder.

10.  Defaults and Remedies.

          (a)  Events of Default.   An "Event of Default" shall occur if (i) the
               -----------------        ----------------
     Company fails to pay any amount due under this Note when due, (ii) there is a breach of Section 3.8 of the Securities Purchase Agreement as of the Closing Date or there exists any fact or circumstance that would give rise to a valid claim by Holder under Section 11 of the 1933

     Act, (iii) the Company, Financial or DVI Business Credit Corporation ("Business Credit") shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under United States Bankruptcy Code of 1978, as amended from time to time (the "Bankruptcy Code"), (D) file a petition seeking to take advantage of any other law of the United States or any state or territory thereof or of any foreign jurisdiction, relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (F) take any corporate or other action for the purpose of effecting any of the foregoing, or (iv) a proceeding or case shall be commenced, without the application or consent of the Company, Financial or Business Credit, in any court of competent jurisdiction, seeking (X) its respective reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its respective debts, (Y) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company, Financial or any such subsidiary or of all or any substantial part of any of their respective property, or (Z) similar relief in respect of the Company, Financial or Business Credit under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or (v) there is an Event of Default under and as defined in the Security Agreement, (vi) the Company fails to issue Exchange Shares or Warrant Shares in accordance with the terms of the Transaction Documents, or (vii) a breach of Section 3(b) of the Purchase Price Note.

          (b)  Remedies.  If an Event of Default occurs and is continuing, the
               --------
     Holder may notify the Company that it is declaring the outstanding principal balance of this Note, in its entirety (including all Exchange Rights not yet exercised by the Holder) and all accrued interest and Default Interest and other amounts due or to become due, to be due and payable in cash immediately, except that in the case of an Event of Default arising from events described in clauses (iii) or (iv) of Section 10(a) of this Note, this Note, in its entirety (including all Exchange Rights not yet exercised by the Holder) and all accrued and Default Interest and other amounts due and to become due, shall become automatically due and payable without further action or notice by the Holder. In addition to any remedy the Holder may have under this Note or the Securities Purchase Agreement, such unpaid amount shall bear interest at the applicable Default Rate until paid in full.

11.  Amendment.

     This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

12.  Lost or Stolen Note.

     Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue the Note if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

13.  Payment of Collection, Enforcement and Other Costs.

     If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; or (iii) an attorney is retained to represent the Holder in any other proceedings whatsoever in connection with this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

14.  Cancellation.

     After all principal and accrued interest at any time owed on this Note has been paid in full and all Exchange Rights have been exercised, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

15.  Waiver of Notice.

     To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

16.  Governing Law.

     All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.

     The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or any other Transaction Document (including a decree of specific performance and/or other injunctive relief), together with any right of the Holder to bring any action under any Federal or state securities laws or for fraud, all of which shall be the Holder's exclusive remedies, no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exchange and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

18.  Specific Shall Not Limit General; Construction.

     No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

19.  Failure or Indulgence Not Waiver.

     No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

20.  USURY.

     If the interest provisions herein shall result in an effective rate of interest which exceeds the limit of usury in the State of Delaware, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by the Holder, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a prepayment (but not without premium).

21.  TRANSFER.

     The Holder may not assign this Note without the prior written consent of the Company, which consent shall not be unreasonably withheld, provided, that,
                                                               --------  ----
the Holder may assign all or any part of this Note to any financial institution having assets of at least $10 billion. Buyer may assign all or any part of its rights hereunder to any Affiliate of Holder, provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee. "Affiliate" means any Person
                                                 ---------
which, directly or indirectly, controls or is controlled by or is under common control with the Holder.

     [Remainder of page intentionally blank; signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first written above.

                              DVI, Inc.


                              By:   ____________________________

                                    ____________________________
                                    [Name]
                                    ____________________________
                                    [Title]

                                                                       EXHIBIT A

VIA FACIMILE AND OVERNIGHT MAIL
-------------------------------

Deephaven/JE Matthew I, LLC
c/o JE Matthew
1849 Green Bay Road, Suite 240
Highland Park, Illinois 60035
Attn: David White

          Re:  DVI, Inc.

This notice is being issued pursuant to that certain Asset-Backed Exchangeable Term Note (the "Note") dated as of June ___, 2001 issued by DVI, Inc. to Deephaven/JE Matthew I, LLC. Capitalized terms used in this notice are defined in the Note.

In accordance with the Note, we notify you as follows:

1.   Notice Date:                                     ____________________

2.   Due Date:                                        _____________ 1, 200__

3.   The Monthly Payment Amount is equal to           $___________________
     ($400,000 plus interest)

4.   The Monthly Payment Amount will [check one]:     ___  [Be paid in cash]

5.                                                    ___  [not paid in cash and
                                                      shall automatically become
                                                      Exchange Rights]

                                                      ___ [will be paid with
                                                      $____ in cash and the
                                                      remainder shall
                                                      automatically become
                                                      Exchange Rights].

6.   [A Mandatory Redemption Event has occurred (provide detail).]

7.   [A Special Event has occurred (provide detail).]

8. Outstanding principal balance of the Note (after $____________________ the payment of the Monthly Payment Amount on the Due Date)

To the extent that the Company has elected to issue Exchange Rights as provided above, the undersigned represents and warrants that (i) the issuance of Exchange Shares with respect thereto has been duly authorized by the Company and (ii) the Exchange Shares issuable with respect thereto have been listed on the Principal Market (subject to official notice of issuance).


                                    DVI, Inc.


                                    By:  ____________________

                                                                       EXHIBIT B

VIA FACSIMILE AND OVERNIGHT COURIER
-----------------------------------

DVI, Inc.
2500 York Road
Jamison, Pennsylvania 18929
Attn:  ___________________

          Re: Exchange Notice pursuant to That Certain Asset-Backed Exchangeable Term Note (the "Note") dated as of June __, 2001 issued by DVI, Inc. to Deephaven/JE Matthew I, LLC

Dear ___________________:

     Reference is made to the Note for the definitions of all capitalized terms used herein. In accordance with the Note, the undersigned hereby elects to exercise Exchange Rights with respect to an Exchange Amount equal to $____________________ to be converted into ________ Exchange Shares calculated as follows:

(a)  Exchange Amount applicable to the exercised Exchange Rights $_____________
(b)  Applicable Exchange Price                                   $_____________
(c)  Exchange Shares (line (a) divided by line (b))              $_____________

     Therefore, please instruct the transfer agent of your Common Stock to immediately issue _______ shares of Common Stock to___________________________.

                                    Very truly yours,

                                    DEEPHAVEN/JE MATTHEW I, LLC


                                    By:________________________
                                    Its:________________________
Agreed and Accepted by
DVI, Inc. this _____ day of
__________, 200___


By:________________________
Its:________________________

Acceptance of this
notice by DVI, Inc. shall be irrevocable instructions to ____________________, the transfer agent of its Common Stock
to issue the Common Stock as aforesaid.